Leonard W. Burningham
                              Lawyer
                    Hermes Building, Suite 205
                       455 East Fifth South
                 Salt Lake City, Utah 84111-3323
                     Telephone (801) 363-7411
                        Fax (801) 355-7126
                    e-mail lwb@burninglaw.com


October 9, 2001




Wizzard Software Corporation
424 Gold Way
Pittsburg, Pennsylvania 15213

Attention:     Chris Spencer, President

Re:       Engagement Letter to perform legal services for Wizzard
          Software Corporation, a Colorado corporation (the "Company")

Dear Mr.  Spencer:

          This letter will set forth the proposed terms of our firm's engagement for present and future legal services until other cash arrangements are made between the undersigned and Wizzard Software Corporation, a Colorado corporation.

          In accordance with my e-mails with you on September 26 and September 27, 2001, I am willing to work with you on your fees, first, because I believe in Wizzard, and second, because you work so hard at making the Company successful.

          First, I thank you for the $25,000. $15,000 of that has been credited against the current outstanding bill, and $10,000 has been deposited in my Trust Account and will be deducted when the Registration Statement is filed. I did this so that my son can share in the proceeds because he will be doing some of the work.

          As you know, on the completion of all comments of the Securities and Exchange Commission, an additional $20,000 retainer will be billed on the SB-2 Registration Statement.

          In the meantime, I am willing to take "restricted securities" not to exceed 100,000 shares for any of my current outstanding billing and fees related to the change of domicile of Wizzard to Delaware and any balance due under the Registration Statement and such other matters as we may agree upon.

          The billing for costs will be the same as usual, but my fee for legal services will be paid by the issuance of "restricted securities" at 50% of the average bid price of the last five trading days in each month in which a billing statement ends.

          If this is acceptable, please sign below, and I will provide the necessary Subscription Agreements as services are rendered, monthly, commencing at the end of September, 2001.

          With the limit of 100,000 shares for my outstanding billing, we will be able to include these shares in the Registration Statement.

          Thank you very much.

                              Yours very sincerely,

                              /s/Leonard W. Burningham
                              Leonard W. Burningham

LWB/sr


Accepted this 10th day of October, 2001.

WIZZARD SOFTWARE CORPORATION


By/s/Christopher J. Spencer
     Christopher J. Spencer, President